EXHIBIT 107

Calculation of Filing Fee Tables

424H

(Form Type)

John Deere Receivables LLC

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated With Fee Offset Claimed	Security Title Associated With Fee Offset Claimed	Unsold Securities Associated With Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed (1)	Fee Paid With Fee Offset Source

Rule 457(b)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims (2)	John Deere Receivables LLC	424(H)	333-228964	Dec 21, 2018		$37,871.61	Debt ABS	Class A-1 Asset Backed Notes	$312,472,000	$312,472,000

Fee Offset Claims (2)	John Deere Receivables LLC	424(H)	333-228964	Dec 21, 2018		$47,010.70	Debt ABS	Class A-2 Asset Backed Notes	$387,877,000	$387,877,000

Fee Offset Claims (2)	John Deere Receivables LLC	424(H)	333-228964	Dec 21, 2018		$53,047.06	Debt ABS	Class A-3 Asset Backed Notes	$437,682,000	$437,682,000

Fee Offset Claims (2)	John Deere Receivables LLC	424(H)	333-228964	Dec 21, 2018		$10,422.60	Debt ABS	Class A-4 Asset Backed Notes	$85,995,000	$85,995,000

Fee Offset Sources (2)	John Deere Receivables, Inc.	S-3	333-197204		Aug 6, 2014						$148,351.97

(1)	Estimated solely for purposes of calculating registration fee.
(2)

John Deere Receivables LLC, the Registrant under the registration statement to which this prospectus relates, file number 333-228964 (the “2019 Registration Statement), affirms that it and John Deere Receivables, Inc. are wholly-owned subsidiaries of John Deere Capital Corporation. John Deere Receivables, Inc. (“JDRI”) initially filled a registration statement, file number 333-197204, on July 2, 2014 (the “2014 Registration Statement”) and paid registration fees in the amount of $128.80 on July 2, 2014, and $1,656,407.18 on August 6, 2014, and offset $146,664.02 of unused filing fees from its prior registration statement, file number 333-176018, initially filed on September 2, 2011, in connection with the registration of $14,000,000,000 of securities under the 2014 Registration Statement at a filing fee rate of $128.80 per million. JDRI sold $2,528,740,000 of securities under the 2014 Registration Statement, using $325,701.72 of the filing fees and leaving $1,477,498.28 of unused filing fees under the 2014 Registration Statement. JDRI initially filed a registration statement, file number 333-208068, on November 17, 2015, which went effective on February 12, 2016 (the “2016 Registration Statement”), and registered $14,000,000,000 of securities under the 2016 Registration Statement at a filing fee rate of $100.70 per million, and offset the $1,409,800 of filing fees with $1,409,800 of the unused filing fees from the 2014 Registration Statement. JDRI sold $5,255,310,000 of securities and used $529,209.72 of filing fees under the 2016 Registration Statement, leaving $880,529.28 of unused filing fees under the 2016 Registration Statement. The Registrant initially filed the 2019 Registration Statement on December 21, 2018, which went effective on May 17, 2019, and registered $6,850,183,000 of securities under the 2019 Registration Statement at a filing fee rate of $121.20 per million. The filing fee of $830,240.18 was offset by $830,240.18 of the unused filing fees from the 2016 Registration Statement. Prior to the date of the filing of this prospectus, the Registrant sold $4,900,820,000 of securities under the 2019 Registration Statement, leaving $1,949,363,000 of unsold securities and $236,262.79 of unused registration fees under the 2019 Registration Statement. The Registrant is offsetting the $148,351.97 of filing fees with respect to this prospectus against such unsold securities and unused filing fees, leaving $725,337,000 of unsold securities and $87,910.82 of unused filing fees under the 2019 Registration Statement. The applicable registrant has either withdrawn each prior registration statement or has terminated or completed any offering that included the unsold securities under the prior registration statements.